BBX Capital Corporation Announces It Will Not Proceed With Merger With Bluegreen Vacations

FORT LAUDERDALE, Florida – May 22, 2019 -- BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) today announced that it has made a determination not to proceed with its previously announced merger which would have taken Bluegreen Vacations Corporation (NYSE: BXG) private. BBX Capital will continue to hold its approximately 90% interest in Bluegreen Vacations.

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About BBX Capital Corporation: BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) is a Florida-based diversified holding company whose principal investments include Bluegreen Vacations Corporation (NYSE: BXG), BBX Capital Real Estate, Renin Holdings, and IT’SUGAR.  For additional information, please visit www.BBXCapital.com.

About Bluegreen Vacations Corporation: Bluegreen Vacations Corporation (NYSE: BXG) is a leading vacation ownership company that markets and sells vacation ownership interests (VOIs) and manages resorts in top leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, deeded vacation ownership plan with approximately 217,000 owners, 69 Club and Club Associate Resorts and access to more than 11,000 other hotels and resorts through partnerships and exchange networks as of March 31, 2019. Bluegreen Vacations also offers a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties. Bluegreen is approximately 90% owned by BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB), a diversified holding company. For further information, visit www.BluegreenVacations.com.

BBX Capital Corporation Contact:

Investor Relations: Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300, Email: LHinkley@BBXCapital.com

Media Relations Contacts:

Kip Hunter Marketing, 954-765-1329, Nicole Lewis /Aimee Adler

Email: nicole@kiphuntermarketing.com,  aimiee@kiphuntermarketing.com

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-

looking statements.  Forward-looking statements are subject to a number of risks and uncertainties, and actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. These risks and uncertainties include those relating to BBX Capital’s ownership interest in Bluegreen, and the risks and uncertainties regarding the businesses, operations and trading markets of BBX Capital and Bluegreen which are detailed in reports filed by BBX Capital and Bluegreen with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” sections thereof, and may be viewed on the SEC’s website at www.sec.gov.  The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. BBX Capital does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

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